UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2013

DIVALL INSURED INCOME PROPERTIES 2 LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin limited partnership

(State or Other Jurisdiction of Incorporation)

0-17686	39-1606834
(Commission File Number)	(IRS Employer Identification No.)

1100 Main Street, Suite 1830, Kansas City, MO	64105
(Address of Principal Executive Offices)	(Zip Code)

(816) 421-7444

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 19, 2013, the Partnership commenced its 2013 consent solicitation process. The process concluded at the close of business on August 30, 2013. As of the record date of May 31, 2013, there were 46,280.3 Partnership Interests (Units) outstanding and entitled to notice of and to vote in the Partnership’s consent solicitation. The Proposal voted upon was for a proposed sale of all of the Partnership properties, although no purchaser had been identified, and the subsequent dissolution of the Partnership (the “Proposed Sale and Dissolution”). The Proposed Sale and Dissolution did not pass because a majority of the Units voted against it. Results of the voting are set forth below.

FOR	AGAINST	ABSTAIN	FAILURE TO RETURN
735.10 Units	8,429.14 Units	85 Units	37,031.06 Units

Because the Proposed Sale and Dissolution required a majority of “FOR” consents to pass, a vote to “ABSTAIN” and the failure to return a Consent Card had the same effect as a vote “AGAINST”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DiVall Insured Income Properties 2, L.P. By: The Provo Group, Inc., General Partner

Dated: September 5, 2013	By:	/s/ Bruce A. Provo
Bruce A. Provo, President and Chief
Executive Officer

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